As filed with the Securities and Exchange Commission on August 25, 2021

Registration No. 333-258166

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACCEL LIQUID GELS, INC.

(Exact name of registrant as specified in its Charter)

Wyoming	2099	82-5262275
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

ACCEL LIQUID GELS, INC.

5308 W. Cygnus Hill Cove

West Jordan, UT 84081

Tel.: (801) 946-6125

(Address, including zip code, and Telephone Number, including area code, of Registrant’s Principal Executive Offices)

Capital Administration, LLC

1712 Pioneer Ave. Ste. 115

Cheyenne, WY 82001

Tel.: 307-632-3333

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Keith N. Hamilton-Attorney at Law, PLLC

12401 South 450 East, Unit B1

Draper, UT 84020-7936

Telephone: 801-201-8786

Facsimile: 888-296-8392

E- Mail: keith@knhamilton.com

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	8,000,000	$0.005	$40,000	$4.36
TOTAL	8,000,000	$0.005	$40,000	$4.36

(1)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933, as amended. This includes stock to be sold by the selling stockholder.

(2)	The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.

In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT ALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus may be changed. These securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the U.S. Securities and Exchange Commission (“SEC”). This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

ACCEL LIQUID GELS INC

UP TO 8,000,000 SHARES OF COMMON STOCK AT $0.005 per share

This is the initial offering of common stock of Accel Liquid Gels, Inc., a Wyoming corporation, and no public market currently exists for the securities being offered. We are offering for a sale of a total of up to 8,000,000 shares of common stock, at a fixed price of $0.005 per share for aggregate net proceeds of up to $40,000 assuming that the entire offering is completed. There is no minimum number of shares that we must sell for the offering to proceed. These securities will be offered for sale by the selling security holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution." Net proceeds will be up to $40,000 from the sale of the subject shares to shareholders and all proceeds will be donated by the selling security holder, Pauline Carson (hereinafter also referred to as “Ms. Carson”) to the Company for the company’s continuing operational expenses. Ms. Carson will have total controlling interest in the company following the offering of Accel Liquid Gels, Inc. (hereinafter also referred to as “Accel”) and Ms. Carson is planning on running the company as the CEO for a long period of time.

The company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“the JOBS Act”) with reference to the Securities Act and the Exchange Act, which define an “emerging growth company” as an issuer with “total annual gross revenues” of less than $1 billion during its most recently completed fiscal year. The Company qualifies as an emerging growth company because it has total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year and, as of December 8, 2011, had not sold common equity securities under a registration statement. It will continue to be an emerging growth company for the first five fiscal years after it completes an IPO, until one of the following occurs: a) our total annual gross revenues are $1.07 billion or more, b) we have issued more than $1 billion in non-convertible debt in the past three years, or c) we becomes a “large accelerated filer,” as defined in Exchange Act Rule 12b-2.

As a emerging growth company we are permitted the following allowances and exemptions:

1.  to include less extensive narrative disclosure than required of other reporting companies, particularly in the description of executive compensation,

2. to provide audited financial statements for two fiscal years, in contrast to other reporting companies, which must provide audited financial statements for three fiscal years,

3. not to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b),

4. to defer complying with certain changes in accounting standards, and

5. to use test-the-waters communications with qualified institutional buyers and institutional accredited investors.

Also, as an emerging growth company, under Section 107(b) of the JOBS Act we may elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2)(B) of the Securities Act. We elect to use the extended transition period and have demonstrated our election to do so on the cover page of this Registration Statement by not checking the box to “indicate by check mark if a registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.”

We will pay all expenses, except for the brokerage expenses, fees, discounts, and commissions, which will all be paid by the selling security holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities."

Our common stock is presently not traded on any market or securities exchange. Common stock being registered in this registration statement may be sold by selling security holder at a fixed price of $0.005 per share or in transactions that are not in the public market at a fixed price of $0.005 per share. The offering will not be extended beyond the offering period of 90 days from the date of effectiveness.

The selling security holder Pauline Carson is the “underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

The selling security holder has set an offering period of 90 days from the date of effectiveness and a fixed price of $0.005 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangement and does not intend to enter into any equity compensation plans and individual compensation arrangement in the future.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGE 10 THROUGH 14 BEFORE BUYING ANY SHARES OF ACCEL LIQUID GELS, INC’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the U.S. Securities and Exchange Commission (“SEC”). This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: August 25, 2021

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You should not rely on any unauthorized information. This Prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this Prospectus is current as of the date on the cover. You should rely only on the information contained in this Prospectus.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. AMOUNTS HEREIN ARE IN U.S. DOLLARS UNLESS OTHERWISE SPECIFIED. OUR FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPAL’S GENERALLY ACCEPTED IN THE UNITED STATES.

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Accel Liquid Gels, Inc..,” “Company,” “we,” “us,” and “our,” refer to “ACCEL LIQUID GELS, INC.”

Overview

We were incorporated in the State of Wyoming on December 28, 2016, under the name of Perseverance, Inc. Our articles of incorporation were amended on April 16, 2018 to change our name to Accel Liquid Gels, Inc.

Accel Liquid Gels, Inc. is in full production and distribution to wholesalers, retailers, as well as online at www.accelliquidgels.com. Accel Liquid Gels, Inc. has one energy liquid gel capsule (named Accel Liquid Gels).

GENERAL INTRODUCTION

Accel Liquid Gels, Inc. is currently in full production and distribution to wholesalers, retailers, as well as online at www.accelliquidgels.com. Accel has commenced its major operations of having one product, a liquid gel capsule (named Accel Liquid Gels), manufactured by an unaffiliated outside provider (Sport Energy) that manufactures liquid gels to various companies, but has not distributed this product to anyone except Accel.  The company is presently marketing the Accel Liquid Gel capsule to wholesalers, retailers, and online at www.accelliquidgels.com. Accel is considered a full production and distribution stage company because it has commenced all major operations with outside wholesalers and retailers and has sold 11,200 bottles for $101,000 in total sales, against a loss of $120 for the prior year ending May 31, 2020. The  11,200 bottles sold to date consist of one sales transaction to a single purchaser.

The product is an energy liquid gel capsule containing L-Taurine, L-Tyrosine, Beta Alanine, DL-Phenylalanine, Evodiamine, Niacinamide/Nicotinamide, Glucuronolactone, Folic Acid, Riboflavin, Pyridoxine HCL, Yellow Beeswax, Lecithin, Soybean Oil, Gelatin, Calcium Pantothenate Powder, Caffeine Anhydrous Powder, Niacin, Cyanocobalamin, Vitamins B2, B3, B6, and B12, and Purified Water.  The product is to be taken orally. Upon digestion the product is absorbed within the bloodstream ultimately providing the user enhanced energy.

Beyond the general FDA requirements that every dietary supplement be labeled as such, either with the term “dietary supplement” or with a term that substitutes a description of the product’s dietary ingredient(s) for the word “dietary” (e.g., “herbal supplement” or “calcium supplement”), and the FDA’s safety monitoring responsibilities for dietary supplement firms once a dietary supplement is on the market, there are no additional FDA requirements specific to this product, and federal law does not require dietary supplements to be proven safe to FDA’s satisfaction before they are marketed. The labeling and notice requirements include notification of new dietary ingredient(s) to a supplement. Moreover, the FDA has certain safety monitoring responsibilities. These include monitoring mandatory reporting of serious adverse events by dietary supplement firms and voluntary adverse event reporting by consumers and health care professionals. Also, as its resources permit, the FDA also reviews product labels and other product information, such as package inserts, accompanying literature, and Internet promotion. Also, dietary supplement firms must report to FDA any serious adverse events that are reported to them by consumers or health care professionals. Accel Liquid Gels, Inc. has not sent the product to the FDA for approval because it is not required, and because it would be a lengthy and costly process to have this product FDA approved when not required.

The energy liquid gel capsules are manufactured by Sport Energy, who adheres to strict guidelines they are placed under by all agencies with whom they work. Sport Energy indicated they may use other outside sources to produce our product but has verbally indicated that all their ingredients used in any consumable products are very closely monitored.  The manufacturer is registered as a Good Manufacturing Practices (GMP) company with NSF’s Dietary Supplement Certification program and the Natural Products Association (NPA), a status they have held for many years. Manufacturing of the product is complete, although manufacturing will be ongoing as supply and demand dictates.

Accel Liquid Gels, Inc. has nothing proprietary about their product. Presently, Accel has no intellectual properties in connection with the capsules.  However, we believe our product is superior then that of the competition due to the product being in a soft gel form, avoiding substantial product break down before digestion as this happens with many competitors’ products. The formula for the product is owned by its manufacturer, Sport Energy, and as owner of the formula, Sport Energy could sell the product to other companies, or could release the formula to competitors to manufacture. Moreover, competitors on their own could market a similar product under a different or similar name to draw customers away from us, thus affecting our sales and revenue opportunities.  Each of these scenarios are risks associated with our company not having a proprietary interest in the product and not having intellectual property protections regarding the product or its formula.

The competition for and difficulty in selling an energy liquid gels may affect our ability to maintain profitable operations in the future. Companies that are engaged in this product market include large, established companies with substantial capabilities and long earnings records.

The Company has minimal revenue. Without additional capital, the Company will not be able to remain in business. These factors raise a substantial doubt about the Company’s ability to continue as a going concern. Company financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern. Achievement of the Accel Liquid Gel, Inc. business objective is basically dependent upon the judgment, skill, and knowledge the Company’s management. Ms. Carson is currently the Company’s sole executive officer and director. There can be no assurance that a suitable replacement could be found for our sole executive officer and director upon her retirement, resignation, inability to act on our behalf, or death. Should the Company be unable to raise additional financing it would be unable to remain in business.

BUSINESS DEVELOPMENT

The Company was incorporated on December 28, 2016. The Company has passed through all stages of development to full operations from incorporation, and the Company is currently in full production and distribution to wholesalers and retailers as well as online at www.accelliquidgels.com.

Initial Sales Strategy

We have established a strong sales approach; our approach utilizes direct sales through Ms. Carson to our wholesalers and retailers as well as our company’s professional and easy to use web site to generate sales. Our direct sales will be conducted by Ms. Carson. She will market the product to wholesalers nationally, to retail chain stores and worldwide distributors. The Company’s current marketing strategy consists of various Point of Sale materials to include advertising posters, flyers and magnetic strips with the Company’s name and its product developed by Ms. Carson in the past several months. In addition, sales will be done with referrals, distribution by our wholesalers and online marketing at www.accelliquidgels.com.

DESCRIPTION OF PROPERTY

The Company uses a corporate office located at: 5308 W Cygnus Hill Cove, West Jordan, Utah 84081. This facility is being provided to the Company free of charge by Ms. Carson. Ms. Carson is providing her own facility free of charge until the company needs additional space to store inventory over 100,000 bottles. Ms. Carson indicates she has enough room to store 100,000 bottles of Accel Liquid Gels’ product, so no additional room is needed at this time or. There are currently no proposed programs for renovation, improvement, or development of the facility currently in use.

PRINCIPAL OPERATIONS, PRODUCTS AND SERVICES OF THE COMPANY

Accel Liquid Gels, Inc. was incorporated in the State of Wyoming on December 28, 2016. Accel Liquid Gels, Inc. currently markets and sales one liquid gel capsule (named Accel Liquid Gels).

Accel Liquid Gels, Inc. is currently a full production and distribution, and retail stage company.

Achievement of the Accel Liquid Gels, Inc.’s business objective is basically dependent upon the judgment, skill and knowledge the Company’s management. Ms. Carson is currently the Company’s sole executive officer and director. There can be no assurance that a suitable replacement could be found for our sole executive officer and director upon her retirement, resignation, inability to act on our behalf, or death.

Corporate Information

Our principal executive office is located at:  5308 W. Cygnus Hill Cove, West Jordan, Utah 84081.

INTERNET ADDRESS

Our Internet address is:  http://www.accelliquidgels.com

RISK FACTORS

The Company's financial condition, business, operation, and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties described below as well as the other information in this report before deciding to invest in our Company. If any of the following risks are realized, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment. For a more detailed discussion of some of the risks associated with our Company, you are urged to carefully review and consider the section entitled "Risk Factors” beginning on page 10 of this prospectus.

THE OFFERING

The Issuer: Securities Being Offered:	Accel Liquid Gels, Inc. 8,000,000 shares of common stock.

Selling Shareholder:	Pauline Carson

Price Per Share:	$0.005

Minimum number of shares to be sold in this offering	None

Minimum number of shares to be offered per investor	None

Common stock outstanding before the offering	20,000,000 common shares as of April 18, 2018.

Common stock outstanding after the offering	20,000,000 shares.

Terms of the Offering	The selling security holder will determine when and how she will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all the common stock has been sold pursuant to the registration statement or (ii) within 90 days of the registration statement being declared effective.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

(1)	Based on 20,000,000 shares of common stock outstanding as of July 21, 2021.

This prospectus relates to the sale of up to 8,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled "Selling Security Holder." These 8,000,000 common shares are being offered hereby by Pauline Carson, the selling security holder, under this prospectus.

The number of common shares offered by this prospectus represents up to approximately 40% of the total common stock outstanding after the offering.

The selling security holder Pauline Carson is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby. The selling security holder has set an offering period of 90 days from the date of effectiveness and a fixed price of $0.005 per share.

Accel Liquid Gels, Inc. has never declared or paid any cash dividends or distributions on its capital stock. The Company currently intends to retain its future earnings, if any, to support operations and to finance expansion and therefore does not anticipate paying any cash dividends on its common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

Accel Liquid Gels, Inc. is a full production and distribution stage company we presently have funding to execute our business plan.  As of the date of this prospectus, the Company has generated $101,000 in revenue from its full production and distribution stage business operations. However that revenue represents 11,200 bottles of product sold to date to a single purchaser in a single sales transaction.

Information regarding the selling security holder, the common shares being offered to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Security Holder" The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling Security Holder.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the years ended May 31, 2021 and 2020, respectively. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Company’s financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

Financial Summary	May 31, 2021	May 31, 2020
Cash	$11,753	$0
Total Assets	$11,753	$0
Total Liabilities	$300	$230
Total Stockholder’s (Deficit) Equity	$11,453	$(230)

Statement of Operations	Year ending May 31, 2021
Revenue	$101,000
Cost of goods sold	$82,750
General and Administrative expenses	$6,567
Net Income (Loss) for the Period	$11,683

Statement of Operations	Year ending May 31, 2020
Revenue	$0
Cost of goods sold	$0
General and Administrative expenses	$120
Net Loss for the Period	$(120)

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Related to Our Business

(A) RISKS RELATED TO OUR BUSINESS

If the Company needs additional money and if money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets.

SIDE EFFECTS OF THE PRODUCT.

In general, when taken by mouth in high doses, any energy supplement is POSSIBLY UNSAFE. The same is true for our product. Regarding our particular product, one possible side effect of our gelatin product involves the protein contained in the gelatin and kidney and liver functioning. Specifically, taking gelatin capsule supplements can result in the liver and kidneys having to work harder to break down and excrete the protein. Another possible side effect involves digestion issues as the energy ingredients mixed with the gelatin tend to cause stomach problems.  Also, as with all energy supplements, there is some concern with our product that it could harm the body’s metabolism, including cholesterol, blood sugar, weight, and/or heart function; however, a connection between high doses and these negative effects has not been proven. Our energy supplement product contains stimulants such as caffeine and such stimulants may also cause increased heart rate, heart palpitations, high blood pressure, insomnia, dehydration, and restlessness.

It is not known how the aforementioned-side effects could impact our business. We suspect some potential users of the product may decide to forego purchase of the product, but such persons would not be within the target market od the product.

THERE ARE MANY INHERENT RISKS AND DIFFICULTIES IN INTRODUCING A NEW PRODUCT TO THE MARKET PLACE.

The Company has recently marketed its product nationally, to wholesalers and retailers and to develop our brand name. We face, however, many of the risks and difficulties inherent in introducing a new product. These risks include, but are not limited to, the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement an advertising and marketing plan;
●	Attain customer loyalty;
●	Maintain current strategic relationships and develop new strategic relationships;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our product; and
●	Attract, retain, and motivate qualified personnel.

The Company believes it can sustain business operations for the next twelve months, and Ms. Carson has indicated she would be able to fund another $50,000 if the company needs further assistance, but there is always the possibility that the company may need additional sources of financing in the future; as a result, an investment in our securities represents some risk and you may lose all or part of your entire investment.

Accel Liquid Gels, Inc. will rely on funding from Ms. Carson until the company is self-sufficient. As of the date of this filing, Accel Liquid Gels, Inc. has received a payment for one order in the aggregate amount of $101,000 and the proceeds from this and future orders will go towards future manufacturing purposes and running the company.

We were incorporated in the State of Wyoming on December 26, 2016. The Company had $101,000 in revenue for the year ending May 31, 2021.

WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand Accel Liquid Gels, Inc. will depend largely upon our success in creating a customer base and potential referral sources. In order to attract and retain customers and to promote and maintain its brand in response to competitive pressures, management plans to drastically increase the Company’s marketing and advertising budgets. If we are unable to economically promote or maintain our brand, then our business, results of operations and financial condition could be harmed.

OUR PRODUCT IS NOT PROPRIETARY TO US AND WE HAVE NO INTELLECTUAL PROPERTY PROTECTIONS REGARDING IT.

The formula for the product is owned by its manufacturer, Sport Energy. As owner of the formula, Sport Energy could sell the product to other companies, or could release the formula to competitors to manufacture, which are risks associated with our company not having a proprietary interest in the product and not having intellectual property protections regarding the product or its formula.  One clear risk associated with our lack of a proprietary interest and intellectual property protections regarding the product or its formula is that competitors could market a similar product under a different or similar name to draw customers away from us, thus affecting our sales and revenue opportunities. However, while there is no written agreement between us and Sport Energy to prevent them from acting in an adverse manner to our company’s interests regarding the product, we do have a relationship and understanding with Sport Energy that they will not manufacture the product for competitors or provide the product’s formula to others.

ACCEL LIQUID GELS, INC.’S CURRENT BUSINESS OPERATIONS RELY HEAVILY UPON ITS KEY WHOLESALERS, RETAILERS, AND EMPLOYEE AND FOUNDER, MS. PAULINE CARSON.

The Company is heavily dependent upon the key wholesalers, retailers and internet sales of Accel Liquid Gels, Inc., also the expertise and management of Ms. Carson, our Chief Executive Officer, President, sole director (Principal Executive Officer and Principal Financial Officer) and our future performance will depend upon her continued services. The loss of Ms. Carson’s services could seriously interrupt the Company’s business operations and could have a material adverse effect on the Company’s ability to fulfill its business plan and to carry out its existing operations. The Company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for her upon retirement, resignation, inability to act on our behalf, or death. The Company has no plans of entering into an employment agreement with Ms. Carson.

Product liability issues are a risk pertinent to us, as with product liability claims plaintiffs seek to place and establish liability of any or all parties along the chain of manufacture of any product for damage caused by that product. This includes not just the manufacturer of the product but often the seller/retailer of the product and the wholesaler, if any, as well.  Because we do not manufacture the product ourselves, we are totally dependent on a third-party, currently Sport Energy, to manufacturer our product, which makes us subject to them for the final nature and circumstances of the product prior to its sale of it to consumers, including any defective individual items of the product that may cause harm or illness to a consumer.  If such harm or illness were to occur, we would very likely be a named defendant along with the manufacturer in any lawsuit filed by the consumer. Another source of product liability risk that would be associated with us would involve potential contamination of the product during its packaging or during shipping either from the manufacturer to us or from us to the consumer.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENT SIGNIFICANT RISK AND YOU MAY LOVE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended May 31, 2021, that there is substantial doubt as to the Company’s ability to continue as a going concern, and stated the continuation of the Company as a going concern is dependent upon (i) its ability to identify future investment opportunities, (ii) its ability to obtain any necessary debt and/or equity financing, and (iii) its ability to generate profits from the Company’s future operations. To date we have working capital of just more than $11,000 and costs of this offering are anticipated to total $5,000. Therefore, while the Company believes it should have enough capital to sustain business operations for 12 months, it may not be able to do so without needing any additional capital. Ms. Carson has indicated she would be able to fund another $50,000 if the company needs further assistance, but there is the possibility that to stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business operations. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we will likely need to curtail or cease operations.

MS. PAULINE CARSON CURRENTLY DEVOTES TWENTY EIGHT (28) HOURS A WEEK TO THE COMPANY BUT WILL DEVOTE 40 HOURS A WEEK OR MORE HERE IN THE NEAR FUTURE.

Pauline Carson currently devotes approximately 28 hours per week to the affairs of the Company. Ms. Carson will devote 40 hours per week to the Company or more, and draw a salary of $2,000 per month, after the company in self-sufficient.

ACCEL LIQUID GELS, INC.’S FUTURE GROWTH MAY REQUIRE RECRUITMENT OF QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer support functions, the Company may have to increase the depth and experience of our management team by adding new members. Accel Liquid Gels, Inc.’s future success will depend, to a large degree, upon the active participation of its key officer.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE SHOULD BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public Company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain directors and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public Company which will negatively affect our business operations.

It is estimated that the amount of additional costs and expenses associated with public Company reporting requirements will be approximately $5,000.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF THE COMPANY SOLE SHAREHOLDER, OFFICER AND DIRECTOR COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

The Company’s sole shareholder, officer and director, Ms. Carson, has limited public Company experience, which could impair its ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. The Company’s sole shareholder, officer and director, Ms. Carson, may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain its public company status. If we were to fail to fulfill these obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

ACCEL LIQUID GELS, INC.’S OPERATING RESULTS MAY FLUCTUATE DUE TO FACTORS WHICH ARE NOT WITHIN ITS CONTROL.

Accel Liquid Gels, Inc.’s operating results are expected to fluctuate in the future based on a number of factors, many of which are not in its control. The Company’s operating expenses primarily include marketing and general administrative expenses that are relatively fixed in the short-term. If our revenues are lower than we expect because demand for our service diminishes, or if we experience an increase in defaults among approved advertising applicants, or for any other reasons, we may not be able to quickly return to acceptable revenue levels.

Because of the unique nature of our business and the fact that there are no comparable past business models to rely on, future factors that may adversely affect our business are difficult to forecast. Any shortfall in Accel Liquid Gels, Inc.’s revenues would have a direct impact on its business. In addition, fluctuations in the Company’s quarterly results could adversely affect the market price of its common stock in a manner unrelated to its long-term operating performance.

(B) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

The Company has never declared or paid any cash dividends or distributions on its capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Ms. Carson beneficially owns approximately 100% of the Company’s capital stock with voting rights. In this case, Ms. Carson will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of the Company’s certificate of incorporation and approval of significant corporate transactions, and she will have significant control over its management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.005 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history, and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares common stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Pink Sheet, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT OUR COMMON STOCK WILL NOT BE REGISTERED UNDER THE EXCHANGE ACT; THUS, WE WILL NOT BE A FULLY REPORTING COMPANY BUT ONLY SUBJECT TO THE REPORTING OBLIGATIONS IMPOSED BY SECTION 155(D) OF THE EXCHANGE ACT.

Our common stock will not be registered under the Exchange Act prior to the effective date of our Securities Act registration statement because we are not required to file an Exchange Act registration statement prior to the effective date. Because our common stock will not be registered under the Exchange Act prior to the effective date, the Company will not be a fully reporting company but will be only subject to the reporting obligations imposed by Section 15(d) of the Exchange Act, which allows a company to suspend its Section 15(d) obligations based on its having less than 300 shareholders of record on any day other than the first day of its fiscal year, provided that it has less than 300 shareholders of record within the meaning of Rule 12g5-1, is current on all SEC filing obligations, and has not had a registration statement declared effective or updated pursuant to Section 10(a)(3) of the Securities Act. Investors will be effected by the suspended requirement for the Company to register the common stock under the Exchange Act prior to effective date in that they will not have access to the information about our common stock which would be found in an Exchange Act registration statement such as a Form 8-A, the proxy rules for investors under Section 16 of the Exchange Act would not apply to them, as well as the inapplicability of most of the tender offer rules associated with the SEC Regulation 14E and Section 14(e) of the Exchange Act.

AS AN EMERGING GROWTH COMPANY OUR ELECTION TO USE THE EXTENDED TRANSITION PERIOD ALLOW US CERTAIN BENEFITS NOT ALLOWED OTHER PUBLIC AND PRIVATE COMPANIES.

As an emerging growth company, we have elected under Section 107(b) of the JOBS Act to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2)(B) of the Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Also, as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

PRODUCT SALES FOR YEAR ENDED MAY 31, 2021, WERE TO ONE MAJOR CUSTOMER

Product sales and revenue for the year ended May 31, 2021, were $101,000 stemming from the sale of 11,200 bottles of the  product purchased by one major customer in a single transaction. The Company’s dependence thus far, and if continued going forward, on a single major customer presents a risk to investors regarding the Company’s viability should that major customer stop making purchases of the product and the Company is unable to find one or more suitable customers to make purchases to a similar extent.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) and/or other assumptions.

USE OF PROCEEDS

The offering is being made on a self-underwritten basis by the selling security holder: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.005. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the selling security holder. The entire net proceeds received by the selling security holder will be donated and invested by the selling security holder into the Company for the benefit of the Company. There is no assurance that the selling security holder will raise the full $40,000, as anticipated, or any amount at all, for donation to the Company; thus there is no guarantee that the Company will ultimately receive any proceeds from the offering.

Description	If 50% Shares Sold Fees	If 75% Shares Sold Fees	If 100% Shares Sold Fees
Gross Proceeds	20,000	30,000	40,000
Offering Expenses	5,000	5,000	5,000
Net Proceeds	15,000	25,000	35,000
SEC Reporting and Compliance	6,000	6,000	6,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $5,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Pauline Carson, our CEO and Director, has verbally agreed to loan the Company funds to complete the registration process. Ms. Carson’s verbal agreement to provide us loans for registration costs is non-binding and discretionary. Also, these loans would be necessary if proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Pink Sheet and/or OTC Link when and if our common stocks become eligible for trading on the Over-the-Counter Pink Sheet and/or OTC Link. Ms. Carson will not be paid any compensation or anything from the proceeds of this offering. Additionally, we do not plan to use our proceeds to compensate our officer.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined by us. The offering price does not bear any relationship to our book value, assets, past developmental stage operating results, financial condition, or any other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand, the amount of money we would need to implement our business plan, and our estimation of the price at which we would be able to sell our stock, which is not based on any criteria of value. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shared held by our existing stockholders.

The common stock to be sold by the selling security holder is common stock that is currently issued. Accordingly, there will be some dilution to our existing security holder upon the successful completion of this offering, and following the successful completion of the offering, the remaining number of outstanding common shares will total 12,000,000. The proceeds from the shares sold by the selling security holder will be donated to the Company for the benefit of the Company. The following table reflects dilution rates if 50%, 75% or 100% of the 8,000,000 shares offered are sold respectively.

Percent of Shares Sold from Maximum Offering Available	50%	75%	100%
Offering price per share	0.005	0.005	0.005
Post offering net tangible book value	34,570	54.570	74,570
Post offering net tangible book value per share	0.0029	0.0039	0.0047
Pre-offering net tangible book value per share	0.0003	0.0003	0.0003
Increase (Decrease) in net tangible book value per share after offering	0.0026	0.0036	0.0044
Dilution per share	0.0071	0.0061	0.0053
% dilution	71%	61%	53%
Capital Contribution by purchaser of shares	20,000	30,000	40,000
Capital Contribution by existing shareholders
Percentage capital contributions by purchasers of shares	83.33%	88.24%	90.91%
Percentage capital contributions by existing stockholders	16.67%	11.76%	9.09%
Gross offering proceeds	20,000	30,000	40,000
Anticipated net offering proceeds	15,000	25,000	35,000
Number of shares after offering held by public investors	4,000,000	6,000,000	8,000,000

SELLING SECURITY HOLDER

On April 18, 2018, the Company approved authorization of 100,000,000 shares, with 20,000,000 shares outstanding and 20,000,000 shares registered at the par value of $0.001. The common shares being offered for resale by the selling security holder consist of the 8,000,000 shares of our common stock held by one shareholder (Founder & CEO).

The following table sets forth the name of the selling security holder, the number of shares of common stock beneficially owned by the selling stockholder as of May 31, 2021, and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time within the 90-day period after this registration being declared effective. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholder.

	Name	Shares beneficially owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering if all 8,000,000 sold	Percent Beneficially Owned after Offering if all 8,000,000 sold

1	Pauline Carson	20,000,000	8,000,000	12,000,000	60%

The selling shareholder Accel Liquid Gels, Inc., Pauline Carson, is not a broker-dealer or an affiliate of a broker- dealer.

(1)

Pauline Carson is the founder, officer and director of the Company. She presently owns 20,000,000 shares of the Company stock, which was issued on April 30, 2018. Ms. Carson is the Company’s sole shareholder.

PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock, all of which are for resale by the selling security holder identified in the section above entitled “Selling Security Holder.”

The selling security holder may sell some of all her common stock in one or more transactions, including block transactions:

*	On such public markets or exchanges as the common stock may from time to time be trading;
*	In privately negotiated transactions;
*	Through the writing of options on the common stock;
*	Settlement of short sales; or
*	In any combination of these methods of distribution.

The selling security holder has set an offering price for these securities of $0.005 per share, and an offering period of 90 days from the date of this prospectus.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. In the event of the transfer by the selling security holder of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling security holder who have transferred his shares.

The selling security holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling security holder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price of $0.005 per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices of $0. 005, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holder.

If, after the date of this prospectus, the selling security holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling security holder listed in this prospectus is the underwriter within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part and any broker-dealers or agents that are involved in selling the shares may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holder may receive, would be deemed to be underwriting compensation under the Securities Act. Because the selling security holder is the underwriter under Section 2(11) of the Securities Act, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $5,000 inclusive of our legal and accounting fees, printing costs, filings and other miscellaneous fees and expenses of which the Company has incurred $0 as of May 31, 2021. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Accel Liquid Gels, Inc. has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Pink Sheet. We believe that the registration of the resale of shares on behalf of the existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Pink Sheet.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point, in the near future, need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Pink Sheet should increase our ability to raise these additional funds from investors.

There is no assurance that we will find a market maker and no assurance that our shares will be approved for trading on the OTC Pink Sheet.

The selling security holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holder is engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

*	Not engage in any stabilization activities in connection with our common stock;
*	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
*	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service, and thus at this time we are not required to comply with the timely disclosure policies of any exchange or quotation service. However, once the Registration Statement is effective, Accel Liquid Gels, Inc., will be filing quarterly and annual reports as required by a fully reporting company in accordance with all the requirements to which we would be subject if our securities were so listed.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project,” and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements and/or the aforementioned identifying words. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

OVERVIEW

Accel Liquid Gels, Inc. was formed in State of Wyoming on December 28, 2016, to establish the sale of a soft gel capsule (named Accel Liquid Gels) to the general public.  The Company was funded by the CEO Ms. Carson with $100 and sales revenue of Accel Liquid Gels hit $101,000 for the year ending May 31, 2021.

The Company has adopted a fiscal year end of May 31st.

Accel Liquid Gels, Inc. has developed a plan to market its soft gel capsule to the general public. Accel Liquid Gels, Inc. has wholesale distribution, retail, and online sales through our web site www.accelliquidgels.com.

Accel Liquid Gels, Inc. was founded in the State of Wyoming on December 28, 2016.  The Company is marketing its energy liquid gel capsule through a combination of wholesale, retail, internet, and referrals through networking.

Additionally, although there is an oral agreement between the Company and Ms. Carson to fund the Company until such time as the Company becomes self-sufficient, Ms. Carson has not agreed to fund any specific amount to the Company.  From December 28, 2016 (inception) to date, we have spent a substantial amount of time in developing the Company’s soft gel capsule such as, among other things, which ingredients to include in the capsules and which packaging to use.  Additionally, the Company has spent a substantial amount of time developing it marketing material, strategic planning, budgeting, and preliminary work.

We have determined what we believe the price of our product along with the relative cost to have the product manufactured, packaged and shipped to wholesalers, and retail customers. The Company has estimated the selling price of our product based upon several factors, which includes manufacturing, packaging, shipping, and company profit.

Over the next twelve months, Accel Liquid Gels, Inc. plans to build out its reputation further, network in the energy liquid gel capsule industry, and expand to additional wholesalers, retail chain stores, as well as expand sales to the general public. The Company has had one order of 11,200 bottles of the product totaling $101,000 in sales for the year ending May 31, 2021. The 11,200 bottles sold to date consist of one sales transaction to a single purchaser.

Based on our current operating plan, with consideration for our projected expenses, we are cautiously optimistic that we will generate enough revenue to cover our expenses for the next twelve months; our “burn rate” is expected to be approximately $2,500 per month, or $30,000 for the next year. We believe we will have a better year this year than the year ended May 31, 2021, in which we sold 11,200 bottles for $101,000. Most of our expenses are anticipated to be legal, accounting, transfer agent, and other costs associated with being a public Company. Since we intend to utilize our sole officer and director, Ms. Carson, who currently is part time, to sell our product, our marketing costs should be minimal. However, as with any business, circumstances beyond our control could negatively impact our sales over the next twelve months beginning June 1, 2021, in which case our opportunity and ability to cover our expenses for the twelve months would decrease relative to the negative impact of those uncontrollable circumstances on our Company and put our Company at risk of not continuing as a going concern.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences, or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected.

INITIAL SALES STRATEGY

We have established a strong sales approach; our approach utilizes direct sales through Ms. Carson to our wholesalers and retailers as well as our company’s professional and easy to use web site. Our direct sales will be conducted by Ms. Carson. She will market the product to wholesalers nationally, to retail chain stores and worldwide distributors. The Company’s current marketing strategy consists of various Point of Sale materials to include advertising posters, flyers and magnetic strips with the Company’s name and its product developed by Ms. Carson in the past several months. In addition, sales will be done with referrals, distribution by our wholesalers and online marketing at www.accelliquidgels.com.

RESULTS OF OPERATIONS

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

	For the	For the
	Year Ended	Year Ended
	May 31,	May 31,
	2021	2020

Revenue	$101,000	$-
Cost of goods sold	82,750	-
Gross profit (loss)	18,250	-

Operating expenses:
General and administrative	$6,567	$120
Total operating expenses	$6,567	$120

Net operating income (loss)	$11,683	$(120)

Income (loss) before provision for income taxes	$11,683	$(120)

Provision for income taxes	$-	$-

Net income (loss)	$11,683	$(120)

Net loss per share - basic and fully diluted	$(0.00)	$(0.00

Weighted average number of common shares outstanding -basic and fully diluted	20,000,000	20,000,000

Sales

For the years ended May 31, 2021, 2020, and 2019 we generated revenues of $101,000, $0, and $0, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Ms. Carson has provided funding of $300 and will continue to fund the company as needed until the company becomes self-sufficient. Ms. Carson is under no obligation to fund the company but intends to ensure to maintain the company’s day- to-day operations, including production and order fulfillment.

Based on our projected expenses for the next twelve months we are cautiously optimistic that we will generate enough revenue to cover our expenses for the next twelve months as we believe we will have a better year this year than year ended May 31, 2021, in which we sold 11,200 bottles for $101,000. The  11,200 bottles sold involved one sales transaction to a single purchaser.

Most of our expenses are anticipated to be legal, accounting, transfer agent, and other costs associated with being a public Company. Since we intend to utilize our sole officer and director, Ms. Carson, who is currently part time, to sell our product, our marketing costs should be minimal. However, as with any business, circumstances beyond our control could negatively impact our sales over the next twelve months beginning June 1, 2021, in which case our opportunity and ability to cover our expenses for the twelve months would decrease relative to the negative impact of those uncontrollable circumstances on our Company and put our Company at risk of not continuing as a going concern, especially should Ms. Carson become unable to fund the Company. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer’s compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position. We are presently debt free, but at some time in the future we may need to obtain additional financing. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our Company.

The following table summarizes total assets, accumulated deficit, stockholder’s equity (deficit) and working capital at May 31, 2021.

	May 31, 2021	May 31, 2020
Total Assets	$11,753	$-

Retained Earnings (Accumulated Deficit)	$(8,547)	$(20,230)

Stockholders’ Equity (Deficit)	$11,453	$(230)

Working Capital (Deficit)	$11,453	$(230)

For the years ended May 31, 2021 and 2020 net cash provided by (used in) operating activities was $11,683 and $(120), respectively.

SATISFACTION OF OUR CASH OBLIGATION FOR THE NEXT TWELVE MONTHS

Based on our current operating plan, we do expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will not need to obtain additional financing through any other instruments such as bank loans, or private financing, to conduct our day-to-day operations. If, the Company needs to raise additional capital to fund business operations through a subsequent offering or equity financing whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

All manufacturing costs associated with the Company’s product have come from funding from Ms. Carson and/or the selling of the product.  Additionally, all funds related to the offering will be provided by Ms. Carson.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected.

EXPECTED PURCHASE OR SALE OF SIGNIFICANT EQUIPMENT

We do not anticipate the purchase or sale of any significant equipment as such items are not required by us at this time or in the next twelve months.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Pink Sheet. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Pink Sheet.

INFLATION

The rate of inflation has had little impact on the Company's results of operations and is not expected to have a significant impact on the continuing operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CRITICAL ACCOUNTING POLICIES

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

As an emerging growth company, we have elected under Section 107(b) of the JOBS Act to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2)(B) of the Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Also, as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.”

REVENUE RECOGNITION

For revenue from product sales, the Company recognizes revenue in accordance with Financial Accounting Standards Boards “FASB” Accounting Standards Codification “ASC” 606. A five-step analysis is utilized: (i) identify the contract with the customer; (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when performance obligations are satisfied. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

As of May 31, 2021, the Company has generated revenue of $101,000.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities, which eliminates the concept of a development stage entity ("DSE"), in its entirety from GAAP. Under existing guidance, DSEs are required to report incremental information, including inception-to-date financial information, in their financial statements. A DSE is an entity devoting substantially all of its efforts to establishing a new business and for which either planned principal operations have not yet commenced or have commenced but there has been no significant revenues generated from that business. Entities classified as DSEs will no longer be subject to these incremental reporting requirement. ASU No. 2014-10 is effective for fiscal years beginning after December 15, 2014, with early adoption permitted. Prior to the issuance of ASU No. 2014-10, the Company had met the definition of a DSE since its inception. The Company elected to early adopt the provisions of ASU No. 2014-10 in these financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern, which requires management to assess an entity's ability to continue as a going concern every reporting period, and provide certain disclosures if management has substantial doubt about the entity's ability to operate as a going concern, or an express statement if not, by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. This guidance is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods within annual periods beginning thereafter. Early application is permitted. The Company is in process of evaluating this guidance and determining the expected effect on its financial statements.

In April 2015, the FASB issued ASU No. 2015-03, Interest—Imputation of Interest, which states the discount or premium resulting from the determination of the present value in cash or non-cash transactions, is not an asset or liability separable from the note that gives rise to it. Therefore, the discount or premium shall be reported in the balance sheet as a direct deduction from or addition to the face amount of the note. Similarly, debt issuance costs related to a note shall be reported in the balance sheet as a direct deduction from the face amount of that note. The discount, premium, or debt issuance costs shall not be classified as a deferred charge or deferred credit. Early application is permitted. The Company elected to early adopt the provisions of ASU No. 2015-03 in these financial statements.

PLAN OF OPERATION

Based on our current operating plan, we do expect to generate revenue that is sufficient to cover our expenses for the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months.  Accel Liquid Gels, Inc. will continue to develop its marketing program for its soft gel capsule. If additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Additionally, Accel Liquid Gels, Inc. has no business plan to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences, or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected.

Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended May 31, 2021, stating substantial doubt as to the Company’s ability to continue as a going concern.

The Company is bearing all costs relating to the registration of the common stock; however, the selling security holder will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF BUSINESS

GENERAL OVERVIEW

The Company was incorporated in the State of Wyoming on December 28, 2016.  Accel Liquid Gels, Inc. will market as an energy soft gel capsule distributed nationwide through wholesalers and retailers as well as online www.accelliquidgels.com.

Beyond the general FDA requirement that every dietary supplement be labeled as such, either with the term “dietary supplement” or with a term that substitutes a description of the product’s dietary ingredient(s) for the word “dietary” (e.g., “herbal supplement” or “calcium supplement”), and the FDA’s safety monitoring responsibilities for dietary supplement firms once a day dietary supplement is on the market, there are no additional FDA requirements specific to this product, and federal law does not require dietary supplements to be proven safe to FDA’s satisfaction before they are marketed. The labeling and notice requirements include notification of new dietary ingredient(s) to a supplement. Moreover, the FDA has certain safety monitoring responsibilities. These include monitoring mandatory reporting of serious adverse events by dietary supplement firms and voluntary adverse event reporting by consumers and health care professionals. Also, as its resources permit, the FDA also reviews product labels and other product information, such as package inserts, accompanying literature, and Internet promotion. Also, dietary supplement firms must report to FDA any serious adverse events that are reported to them by consumers or health care professionals.

Accel Liquid Gels, Inc. has commenced its full operations of having its energy soft gel distributed nationwide through wholesalers and retailers as well as online at www.accelliquidgels.com. The Company will not manufacture its own soft gel capsule; this will be outsourced to (Sport Energy) which manufactures liquid gels. We plan during the next twelve months to increase our client base by aggressively marketing our product to generate: (1) to our wholesalers and expand our wholesale base: (2) sales on our website; and (3) sales through retail chain stores and word of mouth advertising. Accel Liquid Gels, Inc. has commenced its full operations. In addition, The Company also had an order totaling $101,000 in sales for 11,200 bottles for year ending May 31, 2021. The  11,200 bottles sold to date consist of one sales transaction to a single purchaser.

Accel Liquid Gels, Inc. was founded in the State of Wyoming on December 28, 2016.

Accel Liquid Gels, Inc. is marketing its soft gel capsule through a combination of wholesale, retail, internet, and referrals through networking.

Accel Liquid Gels Inc. has received one order and sold 11,200 bottles with revenues of $101,000 from inception through May 31, 2021, from our business operations.

Product sales and revenue for the year ending May 31, 2021 were $101,000 stemming from the product purchased by one major customer.

The Company was funded by the CEO, Ms. Carson, with $100.

Accel Liquid Gels, Inc. has developed a plan to market its soft gel capsule to the general public. Accel Liquid Gels, Inc. has wholesale distribution, retail, and online sales through our web site www.accelliquidgels.com.

ORGANIZATION WITHIN LAST FIVE YEARS

Accel Liquid Gels, Inc. has received one order and sold 11,200 bottles with revenues of $101,000 from inception through May 31, 2021, from our business operations.

Over the next twelve months, Accel Liquid Gels, Inc. plans to build out a large reputation and network in the wholesale and retail markets, thereby attracting new customers.  The Company plans to generate and/or obtain new clients through word of mouth, wholesale, retail & Internet. In the energy soft gel capsule business, as in most similar businesses, word of mouth advertisement is very effective.  Once potential clients see Ms. Carson’s soft gel capsule at various retail or internet and/or community gatherings, the Company is very confident that it will be able to attract and/or obtain new clients.  This is due to the extremely favorable reception, in the retail sector of the nation this far.

BUSINESS FACILITIES

Accel Liquid Gels, Inc. is located at 5308 W. Cygnus Hill Cove, West Jordan, Utah 84081. The Company’s telephone number is 801-946-6125.

INTERNET ADDRESS

Our Internet address is http://www.accelliquidgels.com

UNIQUE FEATURES OF THE COMPANY

The Company is headed by Pauline Carson, the creator of Accel Liquid Gels, Inc. and has a passion for creating new products that she continues to work on to this very day.

Accel Liquid Gels, Inc.’s soft gel capsule is the only product to be produced by the Company, so it will be the sole focus of the Company’s production and marketing efforts. Having such a singular focus allows the Company uniqueness from other companies in the gel supplement industry.

OVERALL STRATEGIC DIRECTION

The Company plans to establish its reputation in the energy soft gel capsule industry, thereby attracting new clients and building out its network of operations. The Company aims to form long term working relationships with wholesalers and retailers throughout the nation.

DESCRIPTION OF PRODUCT

The idea of the product has been in development of the product for several years. Pauline Carson, CEO and Director of Accel Liquid Gels, Inc. believes this will be a successful energy liquid gel capsule.  The Accel Liquid Gel Capsule L-Taurine, L-Tyrosine, Beta Alanine, DL-Phenylalanine, Evodiamine, Niacinamide/Nicotinamide, Glucuronolactone, Folic Acid, Riboflavin, Pyridoxine HCL, Yellow Beeswax, Lecithin, Soybean Oil, Gelatin, Calcium Pantothenate Powder, Caffeine Anhydrous Powder, Niacin, Cyanocobalamin, Vitamins B2, B3, B6, and B12, and Purified Water.   The gels will be manufactured by an unaffiliated outside provider, Sport Energy.

Product Development:

In December of 2016, Pauline Carson founded Accel Liquid Gels, Inc., located at 5308 W. Cygnus Hill Cove, West Jordan, Utah 84081.

The Company has not patented the specifications for its energy soft gel capsule.

Manufacturing and Packaging:

Accel Liquid Gels, Inc. will not be the manufacturer of the soft gel capsule it will market.  The gels are manufactured and packaged by an unaffiliated outside provider, Sport Energy, with whom Accel Liquid Gels, Inc. has a verbal agreement for the manufacture of our liquid gels. The terms of our verbal agreement with Sport Energy is as follows: Accel Liquid Gels, Inc. will provide a Purchase Order to Sport Energy for every manufacturing order completed by Sport Energy.  In return, they will send us an Invoice payable in full prior to delivery of the product to us.

The capsules will be manufactured and packaged in bulk quantities for sale in anticipation of fulfillment of orders as placed by wholesalers/retailers and on our web site at www.accelliquidgels.com via the internet.

Sales Strategy:

We have established a strong sales approach; our approach utilizes direct sales through Ms. Carson to our wholesalers and retailers as well as our company’s professional and easy to use web site. Our direct sales will be conducted by Ms. Carson. She will market the product to wholesalers nationally, to retail chain stores and worldwide distributors. The Company’s current marketing strategy consists of various Point of Sale materials to include advertising posters, flyers and magnetic strips with the Company’s name and its product developed by Ms. Carson in the past several months. In addition, sales will be done with referrals, distribution by our wholesalers and online marketing at www.accelliquidgels.com

Over the next twelve months, Accel Liquid Gels, Inc. plans to build out its reputation further, soft gel capsule, and expand to additional wholesalers, retail chain stores, as well as expand sales to the public.  Presently, the Company has 1 order totaling $101,000 in revenue for the year ended May 31, 2021.

THE ENERGY LIQUID GEL CAPSULE INDUSTRY

Competition:

There are numerous companies and individuals who are engaged in the energy liquid gel capsule business, and such business is intensely competitive.  We believe the highly specialized nature of our corporate focus enables us to be a better long-term partner for our clients than if we were organized as a traditional energy liquid gel capsule company.

The Company believes that by offering its quality energy liquid gel capsule and superior service in the energy liquid gel capsule industry, then it will have more customers. Nevertheless, many of our competitors have significantly greater financial and other resources as well as greater managerial capabilities than we do and are therefore, in certain respects, in a better position than we are to provide energy liquid gel capsules. We believe our ability to compete will depend upon many factors both within and outside our control, including, but not limited to: pricing; the timing and market acceptance of our liquid gel capsules and services. We will face direct competition from several privately-held companies, both online and direct marketing companies.

Current Business Focus:

The Company’s business focus is to market quality energy liquid gel capsules to customers nationally along with, at a reasonable price, to the largest percentage of the target market population as possible.  The Company believes that the ability to deliver a quality product and consistency of service are main factors in generating a customer base and fostering repeat customers.

Advantages of Competitors over us:

Many of our existing and potential competitors, which will include online energy liquid gel capsule businesses are focusing more closely on internet-based sales, these companies have longer operating histories, significantly greater financial, technical, and marketing resources, greater name recognition and a larger installed customer base than we will. Furthermore, there is the risk that larger financial companies which offer internet and direct sales may decide to use extremely low pricing rates in the energy liquid gel capsule market to acquire and accumulate customer accounts and additional self-space at stores.  We do not plan to offer extremely low pricing; therefore, such pricing techniques, should they become common in our industry, could have a material, adverse effect on our results of operations, financial conditions, and business model.

Generally, competitors may be able to respond more quickly to new or emerging changes in customer requirements or to devote greater resources to the development, promotion and sale of their products and services than we will.

There can be no assurance that our potential competitors will not develop products and services comparable or superior to those that will be developed and offered by us or adapt more quickly than us to changing customer requirements, or that we will be able to timely and adequately complete the implementation, and appropriately maintain and enhance the operation, of our business model. Increased competition could result in price reductions, reduced margins, failure to obtain any significant market share, or loss of market share, any of which could materially adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current or future competitors, or that competitive pressures faced by us will not have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that we will be able to compete against other energy liquid gel businesses.

Customer Base:

Presently Accel Liquid Gels, Inc. does not have a limited established customer base.

COMPETITIVE ADVANTAGES:

Experienced Management:

The Company believes that it has experienced management. Our sole Director and executive officer Ms. Carson has over 22 years of experience in management and business operations. The Company believes that the knowledge, relationships, reputation, and successful track record of its management will help it to build and maintain its client base. The Company believes that her experience gives us a competitive edge in marketing Accel Liquid Gels, Inc.’s energy liquid gels capsules to consumers.

PERFORMANCE

The Company believes that its ability to provide quality energy liquid gel capsule, service performance and service consistency will be some of its key advantages. Through a quality product and performance, the Company will develop a strong customer base, a repeat customer base and reputation.

RESEARCH AND DEVELOPMENT

The Company is not currently conducting any research and development activities. However, if research and development is required in the future, we intend to rely on third party service providers.

EMPLOYEES

Pauline Carson is the sole Director, Chief Executive Officer, President, and Principal Executive Officer and Principal Financial Officer of Accel Liquid Gels, Inc. At this time, we only have one employee, Pauline Carson.

The Company plans to employ individuals on an as needed basis.  The Company anticipates that it will need to hire additional employees as the business grows. In addition, the Company may expand the size of our Board of Directors in the future.

Pauline Carson does not receive a salary or benefits in any form.  Presently the Company does not have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors, Officer and employees.

Pauline Carson currently devotes approximately 28 hours per week to the affairs of the Company. Once the Company achieves more revenue and or sales Ms. Carson will devote 40 hours per week to the Company or more and draw a salary of $2,000 per month.

ADDITIONAL PRODUCTS:

The Company does not intend to market any other products currently.

MANAGEMENT

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The following table sets forth the name of officer and director as of December 28, 2016. Our Executive officer is elected annually by our board of director. Our executive officer holds her offices until she resigns, is removed by the Board, or er and/or her successor is elected and qualified.

NAME	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Pauline Carson	Chief Executive Officer, President, Chief Financial Officer, Secretary	December 28, 2016

Executive Officer

The Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, sole Director and the selling security holder Pauline Carson is the "Promoter” within the meaning of Rule 405 of Regulation C.

Board of Directors

Pauline Carson

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Officers. Officers hold office until the next annual meeting of our Board of Directors following their appointment and until successors have been appointed and qualified.

Set forth below is a description of the recent employment and business experience of the Company’s Director and Executive Officer:

MANAGEMENT BIOGRAPHIES

Pauline Carson - Chief Executive Officer, President, Chief Financial Officer

Ms. Pauline Carson founded Accel Liquid Gels, Inc. in December 2016 as President and CEO, to provide her professional experience, expertise gained over the past 8 years, in the supplement industry.

Ms. Carson served as Chief Executive Officer and Chief Operating Officer with Starbridge Consumer Products, Inc. from 2000 to 2003 and was actively involved in the consumer beverage, consumer durables, and financial services industries. She also served as an Executive Director with Mainline Industries, Inc. from 2004 to 2010, enabling her to become familiar and understand both the domestic and international distribution channels encompassing retail, wholesale and direct sales markets.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of only Pauline Carson.  We are not a “listed company” under SEC rules and therefore are not required to have separate committees comprise of independent directors. We do not have independent director(s) at this time.

The Company does not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities by: (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) the Company’s director and executive officer. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Accel Liquid Gels, Inc. is located at 6308 W. Cygnus Hill Cove, West Jordan, Utah 84081. The Company’s telephone number is 801-946-6125.

As of May 31, 2021, there were 100,000,000 shares of common stock authorized, with 20,000,000 shares issued and outstanding.

(1) This table is based on Twenty Million (20,000,000) shares of common stock outstanding.

As of the date of this prospectus, we had the following security holder holding greater than 5%:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Pauline Carson Chief executive officer and director	20,000,000	100%

REMUNERATION OF OUR DIRECTOR AND OFFICER

Accel Liquid Gels, Inc. has made no provisions for paying cash or non-cash compensation to its officer and sole director. No salaries are being paid at the present time.

The following table sets forth all the remuneration of our Director and Officer for the period from inception on December 26, 2016 through to the end of the period on May 31, 2021:

NAME OF INDIVIDUAL	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	AGGREGATE CASH REMUNERATION

Pauline Carson	Chief Executive Officer, President, Chief Financial Officer, Secretary	$-

EMPLOYMENT AGREEMENTS

To date, the Company has no employment agreements in effect with its Principal Executive Officer. We do not pay compensation to our Director for attendance at meetings. We will reimburse Directors for reasonable expenses incurred during the course of their performance.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officer below. The following table summarizes all compensation for the year ended May 31, 2021.

SUMMARY COMPENSATION TABLE

OTHER ANNUAL COMPENSATION REMUNERATION
NAME PRINCIPAL OTHER	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	YEAR	SALARY $	BONUS $

Pauline Carson	Chief Executive Officer, President, Chief Financial Officer, Secretary	2021	$-	$-
		2020	$-	$-
		2019	$-	$-

COMPENSATION OF DIRECTORS

The Company sole Director does not currently receive compensation for their services as directors, but we plan to reimburse her for expenses incurred in attending board meetings.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to the Company’s director and/or officer.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND

CHANGE-IN-CONTROL ARRANGEMENTS

At present, we do not have employment agreements with our Principal Executive Officer and the Company does not intend to enter into an employment agreement with Ms. Carson.

PRINCIPAL STOCKHOLDER

a) Security Ownership of Management - the number and percentage of shares of common stock of the Company owned of record and beneficially, by the Company’s one officer and director of the Company is as follows.

Accel Liquid Gels, Inc. is located at 5308 W. Cygnus Hill Cove, West Jordan, Utah 84081. The Company’s telephone number is 801-946-6125.

Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering	Percent Beneficially Owned after Offering

Pauline Carson	20,000,000	8,000,000	12,000,000	60%

Total Officer, Director and Significant Shareholder	20,000,000	8,000,000	12,000,000	60%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, apart from the funding of $100 from Ms. Pauline Carson to the Company, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	A director or officer;
*	Any nominee for election as a director;
*	Any principal security holder identified in the preceding “Security Ownership of Selling Shareholder and Management"

TRANSFER AGENT AND REGISTRAR

Transfer Agent and Registrar: The Company acts as its own transfer agent at this time. When this registration statement becomes effective the Company will seek the engagement of a transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have outstanding Twenty Million (20,000,000) shares of common stock. Of these shares, the Eight Million (8,000,000) shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Wyoming General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by our director and executive officer.

Our bylaws and applicable Wyoming law provide for the indemnification of our director, officer, future employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officer, future employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 100,000,000 shares of common stock.

Common Stock

The Company issued to the founder 20,000,000 shares of common stock. As of May 31, 2021, there are 100,000,000 shares authorized, with 20,000,000 issued and outstanding at a par value of $.001 per share.

The securities to be registered are the 8,000,000 shares of common stock for this offering issued and outstanding which are held by the sole shareholder and officer of the Company. The sole shareholder is tendering for sale up to 8,000,000 of the shares at $0.005 per share. Maximum gross proceeds from the sale of the 8,000,000 shares of common stock is $40,000.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There is no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

We have no preferred stock authorized, issued or outstanding as of May 31, 2021.

Dividends

We have not paid any cash dividends to our shareholder. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations

Warrants

We have not issued and do not have the any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have the any outstanding options to purchase shares of our common stock.

LEGAL MATTERS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

EXPERTS

AUDITOR: The financial statements included in this prospectus and the registration statement have been audited by MaughanSullivan LLC, independent public accountants and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL: The validity of the shares of common stock will be passed upon for the Company by Keith N. Hamilton, Esq. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

Keith N. Hamilton-Attorney at Law, PLLC

12401 South 450 East, Unit B1

Draper, UT 84020-7936

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits, and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDER

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

Our common stock will not be registered under the Exchange Act prior to the effective date of our Securities Act registration statement because we are not required to file an Exchange Act registration statement prior to the effective date. Because our common stock will not be registered under the Exchange Act prior to the effective date, the Company will not be a fully reporting company but will be only subject to the reporting obligations imposed by Section 15(d) of the Exchange Act, which allows a company to suspend its Section 15(d) obligations based on its having less than 300 shareholders of record on any day other than the first day of its fiscal year, provided that it has less than 300 shareholders of record within the meaning of Rule 12g5-1, is current on all SEC filing obligations, and has not had a registration statement declared effective or updated pursuant to Section 10(a)(3) of the Securities Act. Investors will be effected by the suspended requirement for the Company to register the common stock under the Exchange Act prior to effective date in that they will not have access to the information about our common stock which would be found in an Exchange Act registration statement such as a Form 8-A, the proxy rules for investors under Section 16 of the Exchange Act would not apply to them, as well as the inapplicability of most of the tender offer rules associated with the SEC Regulation 14E and Section 14(e) of the Exchange Act.

ACCEL LIQUID GELS INC.

FINANCIAL STATEMENTS AND NOTES

FOR THE YEARS ENDED MAY 31, 2021, 2020 and 2019

REPORT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Directors of Accel Liquid Gels, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Accel Liquid Gels, Inc. (the "Company") as of May 31, 2021, 2020 and 2019, the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the years ended December 31, 2020, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2021, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the three-year period ended May 31, 2021, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financials have been prepared assuming the Company will continue as a going concern. As of May 31, 2021, the Company had an accumulated deficit of $8,547, has not generated revenue, and may experience losses in the near term. These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about its ability to continue as a going concern. Management's plan to continue as a going concern is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaughanSullivan LLC

We have served as the Company’s auditor since 2020.

Manchester, VT

July 23, 2021

Accel Liquid Gels, Inc.

BALANCE SHEETS

As of May 31,

	2021	2020	2019
ASSETS
Current assets

Cash and cash equivalents	$11,753	$-	$30
Prepaid Expenses		-	-
Deposits	-	-	-
Inventory	-	-	-
Total Current Assets	11,753	-	30

Total Assets	11,753	-	30

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities

Bank overdraft	-	-	-
Due to related party	300	230	140
Total current liabilities	300	230	140

Stockholders' equity (deficit)

Common stock, $0.001 par value, 100,000,000 shares authorized, 20,000,000 shares issued and outstanding as of May 31, 2021, 2020 and 2019	20,000	20,000	20,000
Additional paid-in capital	-	-	-
Accumulated deficit	(8,547)	(20,230)	(20,110)
Total stockholders' equity (deficit)	11,453	(230)	(110)

Total liabilities and stockholders' equity (deficit)	$11,753	$-	$30

See notes to consolidated financial statements.

Accel Liquid Gels, Inc.

STATEMENTS OF OPERATIONS

For the Years Ended May 31,

	2021	2020	2019

Revenue	$101,000	$-	$-
Cost of goods sold	82,750	-	-
Gross profit	18,250	-	-

Operating expenses:
General and administrative	6,567	120	110

Total operating expenses	6,567	120	110

Net Operating Loss	11,683	(120)	(110)

Other income (expense):
Interest expense	-	-	-
Total other expense	-	-	-

Loss before provision for income taxes	11,683	(120)	(110)

Provision for income taxes	-	-	-

Net income (loss)	$11,683	$(120)	$(110)

Net income (loss) per share - basic	$0.00	$(0.00)	$(0.00)

Net income (loss) per share - diluted	$0.00	$(0.00)	$(0.00)

Weighted average shares outstanding - basic	20,000,000	20,000,000	20,000,000

Weighted average shares outstanding - diluted	20,000,000	20,000,000	20,000,000

See notes to consolidated financial statements.

Accel Liquid Gels, Inc.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

MAY 31, 2021

					Total
			Additional		Stockholder's
	Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Balance, May 31, 2018	20,000,000	$20,000	$-	$(20,000)	$-

Net loss				(110)	(110)

Balance, May 31, 2019	20,000,000	$20,000	$-	$(20,110)	$(110)

Net loss	-	-	-	(120)	(120)
Balance, May 31, 2020	20,000,000	$20,000	-	$(20,230)	$(230)

Net income	-	-	-	11,683	11,683
Balance, May 31, 2021	20,000,000	$20,000	$-	$(8,547)	$11,453

See notes to consolidated financial statements.

Accel Liquid Gels, Inc.

STATEMENTS OF CASH FLOWS

For the Years Ended May 31,

	2021	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$11,683	$(120)	$(110)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Changes in assets and liabilities:

Net cash provided by (used in) operating activities	11,683	(120)	(110)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to related party	70	90	-
Net cash provided by (used in) financing activities	70	90	-

Net Increase (Decrease) in cash and cash equivalents	11,753	(30)	(110)

Cash and cash equivalents at beginning of period	-	30	-

Cash and cash equivalents at end of period	$11,753	$-	$(110)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

See notes to consolidated financial statements.

Accel Liquid Gels Inc.

Notes to Financial Statements

May 31, 2021

Note 1. Description of Business

Organizational History

Accel Liquid Gels Inc. (“we” or the “Company) was organized on December 28, 2016 under the laws of the State of Wyoming as Perseverance, Inc. The name was changed to Accel Liquid Gels, Inc. on April 16, 2018.

Accel Liquid Gels, Inc. is currently in full Production with full product distribution to wholesalers, retailers as well as online at www.accelliquidgels.com. Accel Liquid Gels, Inc. has commenced its major operations of having one product, a liquid gel capsule named Accel, manufactured by an unaffiliated outside provider (Sport Energy) that manufactures liquid gels for various companies. The Company has sales in the amount of $101,000 during the year ended May 31, 2021. The company is presently marketing the Accel Energy Boost Supplement to wholesalers, retailers, and online at www.accelliquidgels.com. Accel Liquid Gels, Inc. is considered a full production and distribution stage company because it has commenced all major operations with outside wholesalers and retailers and has a great number of sales.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has had one sale in the amount of $101,000 through May 31, 2021. The continuation of the Company as a going concern is dependent upon (i) its ability to identify future investment opportunities, (ii) its ability to obtain any necessary debt and/or equity financing, and (iii) its ability to generate profits from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

The management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and include the accounts for the Company. The Company had its first sale during the year ended May 31, 2021. The Company had no operation transactions until December 2020.

Certain prior period amounts may have been reclassified to conform to current period presentation. These classifications, if any, have no effect on the previously reported net loss or loss per share.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of expenses in the financial statements and accompanying notes. Actual results could differ from those estimates. Key estimates generally included in the financial statements include the valuation of deferred income tax assets, equity instruments, stock-based compensation, acquired intangibles, and allowances for accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At May 31, 2021, 2020 and 2019, the Company’s cash balances were $11,753, $0 and $30, respectively. The Company maintains cash balances at financial institutions insured up to $250,000 thousand by the Federal Deposit Insurance Corporation.

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short-term financial instruments approximates fair value due to the relatively short period to maturity for these instruments. The Company has no financial instruments recorded on its balance sheets.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of May 31, 2021, 2020, and 2019, there were no accounts receivable and no allowance for doubtful accounts.

Fair Value of Financial Instruments

ASC 820 Fair Value Measurements and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments included cash and cash equivalents, prepaid expenses, and accrued liabilities. The fair value of the Company’s notes payable was estimated based on current rates that would be available for debt of similar terms which is not significantly different from their stated value.

As of May 31, 2021, 2020 and 2019, the Company did not have any financial liabilities measured and recorded at fair value on its balance sheet on a recurring basis.

Revenue Recognition and Cost of Revenues

The Company follows the FASB Accounting Standards Codification ASC 606 for revenue recognition upon the generation of revenues. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

1)	Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

2)	Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

3)	Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

4)	Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

5)	Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The Company will recognize revenue and related costs of revenue per ASC 606 upon the generation of revenues and its related costs of revenues.

Equity–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a four-year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are input into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s Common stock over the expected option life and other appropriate factors. The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on the Common stock of the Company and does not intend to pay dividends on the Common stock in the foreseeable future. The expected forfeiture rate is estimated based on historical experience.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards require the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, the equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the actual forfeiture rate is materially different from the Company’s estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of May 31, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of May 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by federal, state, and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with federal, state, and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Earnings (Loss) Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

For the years ended May 31, 2021, 2020, and 2019, there were no dilutive instruments as the Company did not have any convertible debt and/or equity instruments issued and outstanding as of these dates.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial position or results of operations upon adoption.

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)." ASU 2016-02 is intended to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Additionally, the ASU will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases, including qualitative and quantitative requirements. The implementation date for the Company is in the next fiscal year. Currently, the Company has no lease obligations that would require the implementation of this standard.

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” ASU 2020-04 provides optional expedients and exceptions to account for contracts, hedging relationships and other transactions that reference LIBOR or another reference rate if certain criteria are met. The amendments of ASU No. 2020-04 are effective immediately, as of March 12, 2020, and may be applied prospectively to contract modifications made and hedging relationships entered into on or before December 31, 2022. The Company is evaluating the impact that the amendments of this standard would have on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—”Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the financial statements of the Company.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. During the years ended May 31, 2021, 202, and 2019, the Company’s Chief Executive Officer contributed cash for operational purposes in the amounts of $40, $90, and $70, respectively. At May 31, 2021, loans from related parties amounted to $300, $230, and $140, respectively.

Note 3. Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has had one sale in the amount of $101,000 through May 31, 2021. At May 31, 2021, the Company had an accumulated deficit in the amount of $8,547, and cash of $11,753. The continuation of the Company as a going concern is dependent upon (i) its ability to identify future investment opportunities, (ii) its ability to obtain any necessary debt and/or equity financing, and (iii) its ability to generate profits from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Independent Auditors’ Report included a Going Concern Paragraph.

Note 4. Stockholders’ Equity

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at a par value of $0.001 per share.

As of May 31, 2021, 2020 and 2019, the Company had 20,000,000 shares of its common stock issued and outstanding, respectively.

Options

As of May 31, 2021, 2020, and 2019, the Company had no stock options outstanding.

Note 5. Commitments

As of this reporting period, the Company did not have any material commitments.

Note 6. Subsequent Events

The Company follows the guidance of ASC 855-10 ‘Subsequent Events’ in evaluating significant events occurring subsequent to the reporting period. The Company has determined that it has evaluated subsequent events to the date when the financial statements were available and no further disclosure is necessary.

The full impact of the COVID-19 pandemic is impossible to anticipate. The Company’s operations, while not impacted significantly now, may be affected by the virus in the future.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until  __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Costs of Offering
Legal Fees	$1,000	*

Audit Costs	$2,500	*

CPA Fees	$1,250	*

Office and Miscellaneous Expenses	$250	*

Total	$5,000	*

* Estimated amount

ITEM 14.    RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO THE COMPANY’S SOLE SHAREHOLDER, OFFICER AND DIRECTOR

The Company has issued and outstanding 20,000,000 shares of common stock at the par value of $0.001. The sole shareholder is the Company’s CEO and sole officer.

The Company has no stock option plan, warrants or other dilutive securities.

These shares were issued pursuant to Section 4(2) of the Securities Act. The Twenty Million (20,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Pauline Carson, the founder of the Company, who is a sophisticated individual.  Since our inception, the founder is in a position of access to relevant and material information regarding our operations. The selling security holder is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

ITEM 15.    EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings. Consent of counsel has been filed as an exhibit to the registration statement.  Consent is included in counsel’s opinion that is filed as an exhibit to the registration statement:

Exhibit No.	Description
3.1*	Articles of Incorporation
3.2*	Amended Articles of Incorporation for Name Change to Accel Liquid Gels, Inc.
3.3*	Bylaws
5.1*	Legal Opinion of Keith N. Hamilton, Attorney
Consent of counsel has been filed as an exhibit to the registration statement. Consent is included in counsel’s opinion that is filed as an exhibit to the registration statement.
23.1	Consent of Maughan & Associates, Inc.

*Previously filed with the Company's Form S-1 filed with the Securities and Exchange Commission on July 26, 2021.

ITEM 16.    UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officer pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relation to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Salt Lake City, Utah, on this 25th day of August 2021.

ACCEL LIQUID GELS, INC.

By:	/s/ Pauline Carson
Pauline Carson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pauline Carson	President, Chief Executive Officer and Director (Principal Executive Officer)	August 25, 2021
Pauline Carson	Chief Financial Officer (Principal Financial and Accounting Officer)

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